UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2006

Netsmart Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-21177	13-3680154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File No.)	Identification No.)

3500 Sunrise Highway, Great River, New York 11739
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (631) 968-2000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer; Compensatory Arrangements of Certain Officers

As previously disclosed in its Form 8-K dated November 20, 2006 (the “Prior 8-K”), on November 18, 2006, Netsmart Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with NT Acquisition, Inc., a Delaware corporation (“Buyer”) and NT Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Under the terms of the Agreement, Merger Sub will be merged with and into the Company (the “Merger”) and thereafter the separate corporate existence of Merger Sub will cease, with the Company continuing as the surviving corporation (the “Surviving Corporation”). Merger Sub and Buyer were formed at the direction of funds affiliated with Insight Venture Partners, L.P., and Bessemer Venture Partners, L.P., private equity firms (collectively, the “Sponsors”).

In connection with the Merger, each of James L. Conway, the Company’s Chairman and Chief Executive Officer, and Anthony F. Grisanti, the Company’s Chief Financial Officer, entered into an Employment Agreement, dated as of November 18, 2006, with NT Investor Holdings, Inc., the parent company of Buyer (the “Parent”) and the Company (the “Conway Agreement” and the “Grisanti Agreement,” respectively). As of the closing of the Merger, these agreements supersede each such executive’s prior employment agreement and any rights each of them had under the Company’s Executive Retirement Plan Netsmart Technologies, Inc. Executive Retirement, Non-Competition and Consulting Plan effective August 5, 2004 (as amended) (the “Retirement Plan”).

The Company hereby provides supplemental information regarding the new employment agreements of Messrs. Conway and Grisanti. This filing supplements the information contained in the Prior 8-K.

Conway Agreement. Under the terms of the Conway Agreement, Mr. Conway will continue to act as the Chief Executive Officer of the Company for a term of two years commencing on the date of the closing of the Merger. During such time, Mr. Conway will also be the Chief Executive Officer of the Parent.

Under Mr. Conway’s existing employment agreement with the Company that will be superseded as of the closing of the Merger by the Conway Agreement, he is entitled to receive, upon consummation of the Merger, a change-in-control payment of approximately $2,300,000. In addition, he is currently entitled to receive payments under the Retirement Plan of approximately $103,000 per year for a period of six years (which amount increases on each April 1st to a maximum amount of approximately $137,000 for a retirement on or after April 1, 2009) upon his retirement, as well as lifetime medical insurance at the expense of the Company.

Mr. Conway has agreed to waive his rights to all of these payments in return for a one-time cash bonus in the amount of $1,000,000 and the other rights provided under the Conway Agreement, provided that he executes an effective release in favor of the Company and Parent and certain of their respective affiliates. Furthermore, during the term of the Conway Agreement Mr. Conway will continue to receive a base salary of $367,500, which is his current base salary, and will no longer have the right to automatic annual base salary increases. For the 2006 fiscal year, Mr. Conway is entitled to receive a bonus in the amount of $140,000, which is the target bonus previously established by the Company at the beginning of this year. Thereafter, Mr. Conway is entitled to receive an annual bonus of at least $225,000 if Company performance targets are met as determined by the compensation committee of the Company’s board of directors.

On the closing of the Merger, the Sponsors may require Mr. Conway to make an investment in the Parent in the form of Company common stock or options to purchase Company common stock valued at $16.50 per share, in either case with respect to the number of shares of Parent common stock having a value of up to $400,000.

Grisanti Agreement. Under the terms of the Grisanti Agreement, Mr. Grisanti will continue to act as the Chief Financial Officer of the Company for a term of two years commencing on the date of the closing of the Merger. During such time, Mr. Grisanti will also serve as the Chief Financial Officer of the Parent.

Under Mr. Grisanti’s existing employment agreement with the Company that will be superseded as of the closing of the Merger by the Grisanti Agreement, he is entitled to receive upon, upon consummation of the Merger, a change-in-control payment of approximately $1,400,000. He is also currently entitled to receive payments under the Retirement Plan of approximately $103,000 per year for a period of six years (which amount increases on each April 1st to a maximum amount of approximately $137,000 for a retirement on or after April 1, 2009) upon his retirement, as well as lifetime medical insurance at the expense of the Company.

Mr. Grisanti has agreed to waive his rights to all of these payments in return for a one-time cash bonus in the amount of $601,500 and the other rights provided under the Grisanti Agreement, provided that he executes an effective release in favor of the Company and Parent and certain of their respective affiliates. Furthermore, during the term of the Grisanti Agreement Mr. Grisanti will continue to receive a base salary of $204,750, which is his current base salary, and will no longer have the right to automatic annual base salary increases. For the 2006 fiscal year, Mr. Grisanti is entitled to receive a bonus in the amount of $96,000, which is the target bonus previously established by the Company at the beginning of this year. Thereafter, Mr. Grisanti is entitled to receive an annual bonus of at least $96,000 if Company performance targets are me, as determined by the compensation committee of the Company’s board of directors.

On the closing of the Merger, the Sponsors may require Mr. Grisanti to make an investment in the Parent in the form of Company common stock or options to purchase Company common stock valued at $16.50 per share, in either case, with respect to the number of shares of Parent common stock having a value of up to $250,000.

Item 8.01 Other Events

In response to questions from our stockholders and other interested parties, the Company has provided supplemental information regarding the new employment agreements of Messrs. Conway and Grisanti. Such information is provided under Item 5.02 above and incorporated herein by reference

Important Additional Information Regarding the Merger will be filed with the SEC

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC website at http:// www.sec.gov. The proxy statement and other documents also may be obtained for free from the Company by directing such request to Netsmart Technologies, Inc., 3500 Sunrise Highway, Great River, New York 11739, Attn. Anthony F. Grisanti, telephone (631) 968-2000.

The Company and its directors, executive and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the Merger. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of Company stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the Merger when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netsmart Technologies, Inc.

/s/ James L. Conway
James L. Conway
Chief Executive Officer and Director
(Principal Executive Officer)

November 30, 2006